Exhibit 1

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of ordinary shares, nominal value of $0.001551 per ordinary share, of Marex Group plc. Each of them is responsible for the timely filing of such Schedule 13G and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate. In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the ordinary shares, nominal value of $0.001551 per ordinary share, of Marex Group plc beneficially owned by each of them and further agree that this Joint Filing Agreement be included as an exhibit to such Schedule 13G and any amendments thereto.

In evidence thereof, the undersigned, being duly authorized, have executed this Joint Filing Agreement this 14th day of November, 2024. This agreement may be executed in any number of counterparts, each of which shall be deemed an original.

[remainder intentionally blank]

Dated: November 14, 2024

Ocean Ring Jersey Co Limited

	By:	/s/ Joseph C. Cohen
	Name:	Joseph C. Cohen
	Title:	Director

Ocean Trade Lux Co S.à r.l.

	By:	/s/ Guillaume Le Bouar
	Name:	Guillaume Le Bouar
	Title:	Manager

	By:	/s/ Alexandre Moyret
	Name:	Alexandre Moyret
	Title:	Manager

Trilantic Capital Partners IV (Europe) L.P.

	By:	/s/ Laurence McNairn
	Name:	Laurence McNairn
Title:

Director of Trilantic Capital Partners Management

Limited, itself General Partner of Trilantic Capital Partners Associates IV (Europe) L.P. Inc, itself General Partner of Trilantic Capital Partners IV

(Europe) L.P.

Trilantic Capital Partners Associates IV (Europe) L.P. Inc

	By:	/s/ Laurence McNairn
	Name:	Laurence McNairn
	Title:	Director of Trilantic Capital Partners Management Limited, itself General Partner of Trilantic Capital Partners Associates IV (Europe) L.P. Inc

Trilantic Capital Partners Management Limited

	By:	/s/ Laurence McNairn
	Name:	Laurence McNairn
	Title:	Director

[Signature page to Schedule 13G September 2024 – Joint Filing Agreement]